UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 30, 2014

EFACTOR GROUP CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-51569	84-1598154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

605 Market Street, Suite 600

San Francisco, California 94105

(Address of Principal Executive Offices)

(650) 380-8280

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 8, 2014, EFactor Group Corp. (the “Company”) entered into a placement agent agreement (the “Placement Agent Agreement”) with Monarch Bay Securities, LLC (“Monarch Bay”) pursuant to which Monarch Bay agreed to act as the Company’s exclusive placement agent and use its commercially reasonable best efforts to arrange for the sale of up to an aggregate of 8.0 million shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) at a price of $0.75 per share (the “Offering”).

On May 30, 2014, the Company entered into Amendment No. 1 to the Placement Agent Agreement (the “Amendment”). The Amendment extends the termination date for the Offering until the earlier of: (i) June 27, 2014 and (ii) the date that the Placement Agent notifies the Company of the completion of the offering of all of the shares of Common Stock.

The foregoing description of the Amendment is qualified in its entirety by reference to the complete text of the Amendment, which is filed hereto as Exhibit 1.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
1.1	Amendment No. 1 to Placement Agent Agreement, dated May 30, 2014, between EFactor Group Corp. and Monarch Bay Securities, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 30, 2014

EFACTOR GROUP CORP.

By:	/s/ Adriaan Reinders
Name: Adriaan Reinders
Title: President